                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement           [ ] Confidential for Use of the
                                              Commission Only
                                              (as permitted by Rule 14A-6(E)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (Section) 240.14a-12

                               EDISON SCHOOLS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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
                           [EDISON SCHOOLS INC. LOGO]


                                                                October 28, 2002

Dear Edison Schools Stockholder:

    You are cordially invited to attend the Company's 2002 Annual Meeting of Stockholders. This will be held at The Harvard Club, 27 West 44th Street, New York, New York, on Thursday, December 5, 2002, beginning at 10:00 a.m., local time.

    The enclosed proxy statement describes the matters that will be presented at the meeting: (1) the election of eleven directors for next year, (2) the approval of an amendment to our 1999 Stock Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance under the Plan and (3) the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the current fiscal year.

    Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, signing the proxy will not prevent you from voting your stock as you wish, as the proxy is revocable at your option.

    We look forward to seeing you at the Annual Meeting.

                                         Sincerely,

                                         H. Christopher Whittle
                                         Chief Executive Officer

                               EDISON SCHOOLS INC.

                          521 FIFTH AVENUE, 11TH FLOOR

                               NEW YORK, NY 10175

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON THURSDAY, DECEMBER 5, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Edison Schools Inc. (the "Company") will be held at The Harvard Club, 27 West 44th Street, New York, New York, on Thursday, December 5, 2002 at 10:00 a.m., local time, to consider and act upon the following matters:

     1.  To elect eleven directors for the ensuing year.

     2. To approve an amendment to the Company's 1999 Stock Incentive Plan to increase the total number of shares of Class A Common Stock authorized for issuance thereunder from 6,500,000 shares to 8,500,000 shares.

     3. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

     4. To transact such other business, if any, as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

     Holders of record of the Company's Class A Common Stock and Class B Common Stock at the close of business on October 16, 2002 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, 521 Fifth Avenue, 11th Floor, New York, New York 10175 and will be available at the Annual Meeting.

     A copy of the Company's Annual Report on Form 10-K/A for the fiscal year ended June 30, 2002, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          Laura K. Eshbaugh
                                          Executive Vice President and Secretary

New York, NY
October 28, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

                               EDISON SCHOOLS INC.
                          521 FIFTH AVENUE, 11TH FLOOR
                               NEW YORK, NY 10175

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, DECEMBER 5, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Edison Schools Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, December 5, 2002 and at any adjournments or postponements thereof (the "Annual Meeting").

     All executed proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

     On October 16, 2002, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 52,018,855 shares of Class A Common Stock of the Company, par value $.01 per share ("Class A Common Stock"), and an aggregate of 1,805,132 shares of Class B Common Stock of the Company, par value $.01 per share ("Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"). Each share of Class A Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting and each share of Class B Common Stock entitles the record holder thereof to ten votes on each of the matters to be voted on at the Annual Meeting, other than the election of directors. Therefore, on each of the matters to be voted on at the Annual Meeting, other than the election of directors, the holders of Class A Common Stock will have an aggregate of 52,018,855 votes and the holders of Class B Common Stock will have an aggregate of 18,051,320 votes. Holders of Class A Common Stock will be entitled, as a separate class, to elect seven of the eleven members of the Board of Directors (the "Class A Directors") and the holders of Class B Common Stock will be entitled, as a separate class, to elect the remaining four directors (the "Class B Directors"). Holders of both Class A Common Stock and Class B Common Stock have cumulative voting rights in the election of their respective directors. Holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class on all other matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.

     Cumulative voting means that a stockholder may, in the election of directors, cast a total number of votes equal to the number of directors to be elected multiplied by the number of shares held by the stockholder. The stockholder may cumulate these votes and cast them all for one candidate or may allocate them among candidates as the stockholder sees fit. For example, a stockholder holding 100 shares of Class A Common Stock will be entitled at the Annual Meeting to cast a total of 700 votes in the election of Class A Directors. This stockholder could cast these votes in any combination, including all 700 votes for one nominee or 100 votes for each of the seven nominees. Cumulative voting is intended to provide holders of smaller blocks of stock with more meaningful influence in the election of directors than they would have without cumulative voting.

     Please note that, if they act together, the holders of Class B Common Stock will be able to exercise significant influence on the outcome of matters that properly come before the Company's stockholders for approval at the Annual Meeting.

     The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company's Annual Report on Form 10-K/A for the fiscal year ended June 30, 2002 are first being sent or given to stockholders on or about October 28, 2002.

VOTES REQUIRED

     The holders of a majority of the voting power of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting, except that (i) the holders of a majority of the voting power of the Class A Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the election of the Class A Directors and (ii) the holders of a majority of the voting power of the Class B Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the election of the Class B Directors. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

     The affirmative vote of a plurality of the votes cast by the holders of Class A Common Stock voting on the matter is required for the election of the Class A Directors. The affirmative vote of a plurality of the votes cast by the holders of Class B Common Stock voting on the matter is required for the election of the Class B Directors. The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required (i) to approve the amendment to the Company's 1999 Stock Incentive Plan and (ii) to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

     Please note that the persons named in the enclosed proxy will have discretionary authority to cumulate and distribute votes among the nominees with respect to which authority was not withheld or, if the proxy either was not marked or was marked for all nominees, among all nominees. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters (such as the election of directors and the ratification of the selection of the auditors) that require the affirmative vote of a plurality or a majority of the votes cast voting on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 16, 2002 by

     - each person known to the Company to beneficially own more than 5% of the outstanding shares of either class of Common Stock;

     -    each director and nominee for director of the Company;

     - each of the executive officers named in the Summary Compensation Table set forth under the heading "Compensation of Executive Officers" below; and

     - all executive officers, directors and nominees for director of the Company as a group.

     Unless otherwise set forth herein, the business address of the named beneficial owner is c/o Edison Schools Inc., 521 Fifth Avenue, 11th Floor, New York, New York 10175 and the beneficial owners named in the table have, to the knowledge of the Company, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws.

                                                                                                      PERCENTAGE OF SHARES
                                                       SHARES BENEFICIALLY OWNED                      BENEFICIALLY OWNED(2)
                                                 ----------------------------------------        ------------------------------
                                                   CLASS A         CLASS B      TOTAL            CLASS A   CLASS B      TOTAL
                                                   COMMON          COMMON       COMMON           COMMON    COMMON       COMMON
     NAME AND ADDRESS OF BENEFICIAL OWNER           STOCK           STOCK      STOCK(1)           STOCK     STOCK      STOCK(1)
     ------------------------------------        -----------     ----------   -----------        -------   -------     --------
GeoCapital LLC (3) .........................      2,958,263             --     2,958,263           5.7          --         5.5
  825 Third Avenue
  New York, NY 10175 .......................
J.W. Childs Equity Partners, L.P.(4) .......      1,983,126        301,737     2,284,863           3.8        16.7         4.2
  111 Huntington Avenue
  Boston, MA 02199 .........................
Massachusetts Financial Services Company (5)      2,683,750             --     2,683,750           5.2          --         5.0
  500 Boylston Street
  Boston, MA 02116
RWJ Education Company I, L.L.C. (6).........        229,340        143,879       373,219             *         8.0           *
  One Maritime Plaza, Suite 1400
  San Francisco, CA 94111
School Services LLC (7) ....................      8,558,014             --     8,558,014          14.1          --        13.7
  660 Madison Avenue, 15th Floor
  New York, NY 10021
UBS Capital L.L.C. (8) .....................      1,753,700        177,199     1,930,899           3.4         9.8         3.6
  299 Park Avenue
  New York, NY 10036
U.S. Trust Corporation (9) .................      4,239,735             --     4,239,735           8.2          --         7.9
  114  West 47th Street
  New York, NY 10036
Waddell & Reed Financial, Inc. (10) ........      3,031,770             --     3,031,770           5.8          --         5.6
  6300 Lamar Avenue
  Overland Park, KS 66202 ..................
WSI Inc. (11) ..............................      2,635,009        463,394     3,098,403           5.0        24.4         5.7
  800 South Gay Street
  Knoxville, TN 37929
Benno C. Schmidt, Jr. (12) .................      1,130,340        114,144     1,244,484           2.1         6.1         2.3
H. Christopher Whittle (13) ................      7,052,697      1,519,206     8,571,903          12.3        66.4        14.4
John E. Chubb (14) .........................        165,369         18,041       183,410             *         1.0           *
Christopher D. Cerf (15) ...................        498,750         38,683       537,433           1.0         2.1         1.0
Adam T. Feild (16) .........................         72,021          4,551        76,572             *           *           *
John B. Balousek(17) .......................         93,999            265        94,264             *           *           *
Joan Ganz Cooney (18) ......................         10,400             --        10,400             *          --           *
Charles J. Delaney (19) ....................      1,010,000             --     1,010,000           1.9          --         1.9
Reverend Floyd H. Flake (20) ...............         72,950            883        73,833             *           *           *
Ronald F. Fortune ..........................             --             --            --             *          --           *
Paul A. Lincoln ............................             --             --            --             *          --           *
Lowell W. Robinson .........................             --             --            --             *          --           *
Timothy P. Shriver (21) ....................          5,417             --         5,417             *          --           *
All executive officers, directors and
  nominees for director, as a group
  (13 persons)(22) .........................     10,044,672      1,691,222    11.735,894          17.1        69.9        19.2

----------
* Less than 1%.

(1) Assumes all shares of Class B Common Stock were converted into Class A Common Stock.

(2) Percentage ownership is based on 52,018,855 shares of Class A Common Stock and 1,805,132 shares of Class B Common Stock outstanding on October 16, 2002. Shares of Common Stock subject to stock options and warrants which are currently exercisable or will become exercisable within 60 days after October 16, 2002 are deemed outstanding for computing the percentage ownership of the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or group.

(3) Based on holdings reported on a Schedule 13G filed with the U.S. Securities and Exchange Commission (the "SEC") on February 12, 2002.

(4)  Based on information provided by the Company's transfer agent.

(5) Based on holdings reported on a Schedule 13G filed with the SEC on February 12, 2002.

(6) Based on information provided by the Company's transfer agent and the Company's records. Includes 2,170 shares of Class A Common Stock and 242 shares of Class B Common Stock issuable upon exercise of an option that will be exercisable within 60 days of October 16, 2002.

(7) Consists of 8,558,014 shares of Class A Common Stock issuable upon exercise of warrants held by School Services LLC that are presently exercisable.

(8)  Based on information provided by the Company's transfer agent.

(9) Based on holdings reported on a Schedule 13G filed with the SEC on February 14, 2002, the reporting person shares voting and dispositive power with respect to 4,239,735 shares of Class A Common Stock.

(10) Based on holdings reported on a Schedule 13G filed with the SEC on January 16, 2002, the shares are beneficially owned by one or more open-end investment companies or other managed accounts that are advised or sub-advised by Waddell & Reed Investment Management Company, which is a subsidiary of Waddell & Reed, Inc., which is, in turn, a subsidiary of Waddell & Reed Financial Services, Inc., which is, in turn, a subsidiary of Waddell & Reed Financial, Inc.

(11) Includes 1,462,501 shares of Class A Common Stock and 162,501 shares of Class B Common Stock held of record by WPA Investment L.P., 337,500 shares of Class A Common Stock and 37,500 shares of Class B Common Stock held of record by Whittle Leeds Education Company LLC and 832,596 shares of Class A Common Stock and 92,512 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2002.

(12) Includes 7,065 shares of Class A Common Stock and 685 shares of Class B Common Stock held of record by Christina W. Schmidt, Mr. Schmidt's daughter. Mr. Schmidt disclaims beneficial ownership of all such shares of Common Stock. Also includes 796,759 shares of Class A Common Stock and 74,356 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2002.

(13) Includes 2,412 shares of Class A Common Stock and 170,881 shares of Class B Common Stock held of record by WSI Inc., 1,462,501 shares of Class A Common Stock and 162,501 shares of Class B Common Stock held of record by WPA Investment L.P., 337,500 shares of Class A Common Stock and 37,500 shares of Class B Common Stock held of record by Whittle Leeds Education Company LLC, 4,358,483 shares of Class A Common Stock and 390,017 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2002, and 832,596 shares of Class A Common Stock and 92,512 shares of Class B Common Stock issuable upon exercise of options held of record by WSI Inc. that will be exercisable within 60 days of October 16, 2002. Mr. Whittle has pledged 59,205 shares of Class A Common Stock and 665,795 shares of Class B Common Stock to the Company as collateral for loans (the "Whittle Pledge"). Mr. Whittle and WSI Inc. have pledged all of their shares of Class A Common Stock and Class B Common Stock, including all options to acquire Class A Common Stock and Class B Common Stock, to JPMorgan Chase Bank ("Morgan") to secure personal obligations of Mr. Whittle. 117,500 shares of Class A Common Stock held by WSI are also subject to an option held by Morgan. Morgan's security interest in the shares of Class A and Class B Common stock is subordinate to the shares pledged to the Company pursuant to the Whittle Pledge.

(14) Includes 165,369 shares of Class A Common Stock and 18,041 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2002.

(15) Includes 298,150 shares of Class A Common Stock and 38,683 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2002, and 600 shares of Class A Common Stock held by a trust for the benefit of Mr. Cerf's children.

(16) Includes 70,193 shares of Class A Common Stock and 4,273 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2002.

(17) Includes 2,381 shares of Class A Common Stock and 265 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2002.

(18) Includes 10,000 shares of Class A Common Stock issuable upon exercise of an option that will be exercisable within 60 days of October 16, 2002.

(19) Includes 10,000 shares of Class A Common Stock issuable upon exercise of an option that will be exercisable within 60 days of October 16, 2002.

(20) Consists of 72,950 shares of Class A Common Stock and 883 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2002.

(21) Consists of 5,417 shares of Class A Common Stock issuable upon exercise of an option that will be exercisable within 60 days of October 16, 2002.

(22) Includes 4,750 shares of Class A Common Stock issuable upon exercise of an option that will be exercisable within 60 days of October 16, 2002. Also includes shares described in footnotes 12 through 15 and 17 through 21 above.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors consists of 11 directors, seven of which are elected by the holders of Class A Common Stock and the remaining four of which are elected by the holders of Class B Common Stock. At each annual meeting of stockholders, all 11 directors are elected for a one-year term.

     The persons named in the enclosed proxy will vote to elect, as Class A Directors, John B. Balousek, Christopher D. Cerf, Joan Ganz Cooney, Reverend Floyd H. Flake, Ronald F. Fortune, Paul A. Lincoln and Benno C. Schmidt, Jr. and will vote to elect, as Class B Directors, Charles J. Delaney, Lowell W. Robinson, Timothy P. Shriver and H. Christopher Whittle, unless authority to vote for any or all of the nominees is withheld by marking the proxy to that effect. Each director will be elected to hold office until the 2003 annual meeting of stockholders (subject to the election and qualification of his or her successor and to his or her earlier death, resignation, or removal).

     Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     For each nominee for election as a director, there follows information provided by each concerning his or her principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he or she serves as a director and his or her age and length of service as a director of the Company. There are no family relationships among any of the directors, nominees for director and executive officers of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director and nominee for director, directly or indirectly, as of October 16, 2002 appears under the heading "Security Ownership of Certain Beneficial Owners and Management."

NOMINEES FOR ELECTION AS CLASS A DIRECTORS

     JOHN B. BALOUSEK is 57 years old and currently serves on the Boards of Directors of Central Garden & Pet Company, Aptimus, Inc., Interland, Inc. and Geoworks Corporation. From 1998 to 1999, Mr. Balousek served as Executive Vice President and a founder of PhotoAlley.com, a San Francisco-based start-up company providing electronic commerce services. From March 1996 to July 1996, he served as Chairman and Chief Executive Officer of True North Technologies, a digital and interactive services company of True North Communications. From 1991 to February 1996, Mr. Balousek served as President, Chief Operating Officer and Director of Foote Cone & Belding Communications, Inc. ("FCB") a global advertising and communications company. He served in various positions at FCB from 1979 on, and earlier worked in brand management at Proctor & Gamble.

     CHRISTOPHER D. CERF is 47 years old and has served as the Company's President since July 2002 and as Chief Operating Officer since May 1999. He has also served as a director since November 2000. He previously served as the Company's General Counsel from June 1997 to April 2000. Prior to joining the Company, he was a partner in the law firm of Wiley, Rein and Fielding from May 1996 to May 1997. Between 1994 and May 1996, he served in the White House as Associate Counsel to the President. Mr. Cerf is also a former high school history teacher.

     JOAN GANZ COONEY is 72 years old and has served as a director since November 2000. She is the Chairman, Executive Committee, of the Sesame Workshop, formerly the Children's Television Workshop. Ms. Cooney co-founded the Children's Television Workshop as its Executive Director in 1968 and was named its President-Chief Executive Officer in 1970 and Chairman-Chief Executive Officer in 1988. She assumed her present responsibilities in 1990. Mrs. Cooney is on the Boards of Directors of the Museum of Television and Radio and The New York and Presbyterian Hospitals, Inc. She is a Life Trustee of the National Child Labor Committee and of WNET, Channel 13.

     REVEREND FLOYD H. FLAKE is 57 years old and has served as a director since November 2000. He served as President of Edison Charter Schools from May 2000 until September 2002, and currently serves the Company as a consultant. Reverend Flake has served as the president of Wilberforce University since July 2002. From January 1986 to December 1997, Reverend Flake served as a member of the United States House of Representatives, representing the 6th district of New York. He has also served as the senior pastor of the Allen African Methodist Episcopal Church in Jamaica, Queens since 1976. Reverend Flake currently serves on the Boards of Directors of the Fannie Mae Foundation, the Princeton Review, The New York City Investment Fund Civic Capital Corporation, The Initiative for a Competitive Inner City, and the Federal Deposit Insurance Corporation Advisory Committee on Banking Policy. Reverend Flake is also a Senior Fellow at the Manhattan Institute for Social and Economic Policy, an Adjunct Fellow on the Advisory Board of the Brookings Institute Center on Urban and Metropolitan Policy and a member of the NYC 2012 Olympic Committee.

     RONALD F. FORTUNE is 53 years old. He is the founder of Edumetrics Learning, an early stage startup focused on building educational content for students at schools and home. From 1990 until December 1999, Mr. Fortune was the President and Chief Executive Officer of Computer Curriculum Corporation ("CCC"), an educational software company. Prior to becoming Chief Executive Officer of CCC, he was CCC's Chief Operating Officer (1988-1990), Vice President of sales (1986-1988) and sales representative (1979-1986). He has served as a member of California's Information Technology Council and as Vice President of the Board of Directors for the Software and Information Industry Association (formerly Software Publishers Association). Mr. Fortune has served as President of CEO Forum, a Washington, DC-based organization advocating the use of technology in schools, and is currently a senior advisor to Project Pipeline, a nonprofit teacher recruitment and credentialing institution. He has served as a classroom teacher and as an administrator.

     PAUL A. LINCOLN is 56 years old. From April 1995 through November 2002, he served as the Director of Education for the Essex Local Education Authority ("LEA"), one of the three largest school districts in the United Kingdom with 200,000 students and 580 schools. Mr. Lincoln taught in United Kingdom secondary schools for 19 years before holding a series of posts in the Essex LEA senior management team, including that of Deputy Director from 1993 until April 1995. Mr. Lincoln has served on various national committees and task forces. His particular educational interests and expertise include research in financing, policy and practice, special educational needs and developing educational leaders of the future.

     BENNO C. SCHMIDT, JR. is 60 years old and has served as the Company's Chairman of the Board of Directors since March 1997. He also served as the Company's Chief Executive Officer from 1992 to June 1998, the Company's President from 1992 to February 1997 and the Company's Chief Education Officer from July 1998 through April 1999. Mr. Schmidt served as President of Yale University from 1986 to 1992. He also served as Dean of the Columbia University School of Law from 1984 to 1986.

NOMINEES FOR ELECTION AS CLASS B DIRECTORS

     CHARLES J. DELANEY is 43 years old and has served as Vice Chairman since July 2002 and as a director since July 1999. Prior to joining the Company as Vice Chairman, Mr. Delaney was President of UBS Capital Americas, which manages two private equity funds that make investments in the U.S. and Latin America, from January 2000 through June 2002. Mr. Delaney served as President of UBS Capital or its predecessor companies from May 1989 to June 2002. UBS Capital Americas and UBS Capital LLC are affiliated with UBS AG. Mr. Delaney serves on the Board of Directors of Aurora Foods, Inc.

     LOWELL W. ROBINSON, 53, was Senior Executive Vice President and Chief Financial Officer for HotJobs.com from 2000 to February 2002, when the Company was sold to YAHOO Inc. From 1997 until 1999, Mr. Robinson was Executive Vice President, Global Business Services and Chief Financial Officer of PRT Group Inc. From 1994 until 1997, Mr. Robinson was Executive Vice President and Chief Financial Officer at ADVO, Inc. Mr. Robinson spent eight years at Citigroup (1986-1993) where he was Vice President and Chief Financial Officer for The Traveler's Managed Care and Employee Benefits Operations from 1991 to 1993; the Chief Financial Officer for Citicorp's Global Insurance and Capital Investments Divisions from 1988 to 1991; and the Controller for Citicorp's Consumer Services Group - International from 1986-1988. Prior to joining Citigroup, Mr. Robinson was Director of Finance and Operations from 1983 to 1986 for Uncle Ben's Inc., the domestic and international rice subsidiary of Mars, Inc. From

1973 to 1983, Mr. Robinson held senior financial positions at General Foods. Mr. Robinson received his Masters of Business Administration from the Harvard Graduate School of Business and graduated with a bachelor's degree from the University of Wisconsin.

     TIMOTHY P. SHRIVER is 43 years old and has served as a director since September 2001. He has served as President and Chief Executive Officer of Special Olympics, Inc. since July 1996. Mr. Shriver serves on the Board of Trustees for Phoenix Home Life Mutual Insurance Company and is on the Board of Directors of the Education Compact for Learning and Citizenship. In 1994, Shriver helped launch and currently chairs the Collaborative for Academic, Social & Emotional Learning (CASEL), a national organization promoting effective school-based prevention programming.

     H. CHRISTOPHER WHITTLE, the Company's founder, is 55 years old and has served as Chief Executive Officer since July 1998. He served as President from March 1997 through July 2002. He has served as a director since 1992 and also served as the Company's Chairman of the Board of Directors from 1992 until March 1995. He is the President and sole stockholder of WSI Inc., a corporation wholly owned by Mr. Whittle with the current primary purpose of holding Mr. Whittle's personal investments. From 1986 to 1994, Mr. Whittle was Chairman and Chief Executive Officer of Whittle Communications L.P., which developed magazines and other print publications as well as Channel One, an advertising-supported daily news and information television program for schools. Before that, Mr. Whittle was the founder of 13-30 Corporation, the predecessor of Whittle Communications L.P., and served as the publisher of Esquire magazine from 1979 to 1986.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
               VOTE "FOR" THE NOMINEES TO THE BOARD OF DIRECTORS.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law. During fiscal 2002, the Board of Directors also conducted its business through meetings of a Finance and Audit Committee and a Compensation Committee.

     The Board of Directors met 10 times during the fiscal year ended June 30, 2002. Other than Messrs. Delaney and Shriver, each incumbent director attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she then served.

     The Finance and Audit Committee acts under a written charter first adopted and approved in May 2000 and revised in October 2002. A copy of the charter is attached to this proxy statement as Appendix A. The functions of the Finance and Audit Committee include:

     - recommending to the Board of Directors the appointment of the Company's independent auditors;

     -    reviewing the independence of the independent auditors;

     - reviewing the annual audit plan of the independent auditors, the results of the independent audit, and the report and recommendations of the independent auditors;

     - evaluating the adequacy of the Company's internal financial and accounting processes and controls; and

     - reviewing with management and the independent auditors the annual and interim financial statements of the Company.

     Members of the Finance and Audit Committee must be "independent," as defined by the Finance and Audit Committee Charter and the rules of the Nasdaq Stock Market. Prior to December 31, 2001, the Finance and Audit Committee was composed of Ramon Cortines, Charles J. Delaney and Jonathan Newcomb. From February 5, 2002 until July 2002, the Finance and Audit Committee was composed of Charles J. Delaney, Jeffrey T. Leeds and Jonathan Newcomb. In July 2002, Messrs. Leeds and Newcomb and a third board member, William F. Weld, resigned from the Board of Directors in order to consider participating in a financing arrangement with the Company that would cause them to no longer be independent. This financing was subsequently completed. At approximately the same time, Charles J. Delaney joined the Company as Vice Chairman and thus became ineligible to remain on the Finance and Audit Committee, as he was no longer an independent director. The Board of Directors intends to nominate new members of the Finance and

Audit Committee as soon as possible during the current fiscal year. See "Compensation of Directors - Agreement with Lowell W. Robinson." In the interim, the functions of the Finance and Audit Committee are being performed by the Board of Directors as a whole.

     The Compensation Committee reviews and approves executive salaries, bonuses, and benefits and administers stock plans. In addition, the Compensation Committee consults with the Company's management regarding benefit plans and compensation policies and practices. The Compensation Committee met four times during fiscal 2002. During fiscal 2002, the Compensation Committee was composed of Charles J. Delaney, Jeffrey T. Leeds and William F. Weld. Due to the resignation of Messrs. Leeds and Weld in July 2002 and the hiring of Mr. Delaney as Vice Chairman, the Board as a whole has temporarily taken responsibility for the functions of the Compensation Committee. The Board of Directors intends to nominate new members of the Compensation Committee as soon as possible during the current fiscal year, and it is expected that the members of the committee will all be independent.

     The Company does not currently have a nominating committee. The functions customarily performed by a nominating committee are being performed by the Board of Directors as a whole. Stockholders wishing to propose director candidates for consideration by the Company may do so by writing to the Secretary of the Company and providing information specified in the Company's Bylaws, including the candidate's name, address and principal occupation. The Company's Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination to the Secretary of the Company not less than 60 days nor more than 90 days prior to the stockholders' meeting; provided that, in the event less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, the notice from the stockholder must have been mailed or delivered to the Secretary not later than the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder will only be entitled to nominate candidates for election as Class A Directors or Class B Directors if the stockholder holds shares of Class A Common Stock or Class B Common Stock, respectively.

COMPENSATION OF DIRECTORS

     Non-employee directors receive an annual retainer of $27,500, paid quarterly, as well as a fee of $2,000 per scheduled board meeting attended and an annual fee of $5,000, paid quarterly, for each committee on which they serve. The annual retainer was increased by the Board from $22,500 to $27,500 effective October 24, 2002. Additionally, effective July 1, 2002, outside directors receive a minimum fee of $500 for participation in any telephonic board meeting. Outside directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

     Agreement with Lowell W. Robinson. Pursuant to a letter agreement dated October 25, 2002 between the Company and Lowell W. Robinson, Mr. Robinson agreed to join the Board on or about November 15, 2002 and to serve as the Chairman of the Company's Finance and Audit Committee. The Company agreed that Mr. Robinson will receive the compensation provided to other non-employee directors (at a level at least equal to that now in effect) as well as additional compensation of $35,000 per year, payable quarterly, for so long as he serves as Chairman of the Finance and Audit Committee. The Company also agreed to enter into a customary indemnification agreement with Mr. Robinson to provide him with contractual protection against liabilities and expenses incurred in connection with his service on the Board. Under the letter agreement, Mr. Robinson's agreement to serve on the Board is conditioned on the Company's receiving and maintaining an adequate level of directors and officers insurance.

     The following table sets forth certain information with respect to an option granted to a non-employee director during the fiscal year ended June 30, 2002.

                                                NUMBER OF SHARES OF
                                                CLASS A COMMON STOCK     EXERCISE
DIRECTOR                         GRANT DATE  UNDERLYING OPTIONS GRANTED  PRICE (1)  VESTING
--------                         ----------  --------------------------  ---------  -------
Timothy J. Shriver............    11-13-01             15,000              $18.56     (2)

----------------------
(1) The closing sale price of the Class A Common Stock on the Nasdaq National Market on the grant date.

(2) The option vests ratably over 36 months, with the first monthly vesting occurring on November 30, 2001.

COMPENSATION OF EXECUTIVE OFFICERS

     The table below sets forth, for the fiscal years ended June 30, 2000, 2001 and 2002, the total compensation earned by the Company's Chief Executive Officer and each of its four other executive officers who were most highly compensated during fiscal 2002 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                                    ------------
                                               FISCAL      ANNUAL COMPENSATION         SHARES
                                               ------    ------------------------    UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION                    YEAR      SALARY         BONUS       OPTIONS(1)      COMPENSATION
 ---------------------------                   ------    --------     -----------   -----------    -----------------
H. Christopher Whittle(2)..................     2000     $309,545           --          100,000          --
  Chief Executive Officer                       2001      298,080           --               --          --
                                                2002            1           --        1,800,000          --

Benno C. Schmidt, Jr.(3)...................     2000      309,545           --          291,500    $ 14,760(4)
  Chairman of the Board of Directors            2001      298,080           --               --      14,760(4)
                                                2002      298,080                            --      14,760(4)

Christopher D. Cerf........................     2000      225,631     $ 50,000               --         500(5)
  President and Chief Operating Officer         2001      247,804      110,000               --      51,175(4)(5)(6)
                                                2002      290,000      145,000(7)            --       1,176(4)(5)

John E. Chubb..............................     2000      233,532       40,000          120,000         500(5)
  Chief Education Officer and Executive         2001      239,712       90,000               --         500(5)
  Vice President                                2002      280,000      130,000(7)            --         500(5)

Adam T. Feild..............................     2000      124,038           --               --         500(5)
  Chief Financial Officer and Executive         2001      139,039       37,917          162,000         500(5)
  Vice President                                2002      255,000           --               --         500(5)

---------------
(1) Represents the number of shares covered by options to purchase shares of Common Stock granted during the respective years. The Company has never granted stock appreciation rights.

(2) Mr. Whittle's compensation does not include accrued interest relating to two loans to Mr. Whittle from the Company. For more information on these loans, see "Certain Transactions -- Loans to Executives." Interest on the two loans is not due until November 2004 and April 2005, respectively.

(3) Mr. Schmidt's compensation does not include accrued interest relating to loans to Mr. Schmidt from the Company, which are currently due. For more information on these loans, see "Certain Transactions -- Loans to Executives."

(4) Represents supplemental life insurance premium paid on behalf of the executive.

(5)  Represents 401(k) matching contribution.

(6)  Includes a $50,000 relocation bonus.

(7)  Estimate.

EQUITY COMPENSATION PLAN INFORMATION

     The table below sets forth information, as of June 30, 2002, regarding securities authorized for issuance under the Company's equity compensation plans, excluding the additional shares that the Board is proposing to add to the 1999 Stock Incentive Plan.

                                         NUMBER OF SECURITIES TO    WEIGHTED-AVERAGE        NUMBER OF SECURITIES
                                         BE ISSUED UPON EXERCISE   EXERCISE PRICE OF       REMAINING AVAILABLE FOR
                                         OF OUTSTANDING OPTIONS,  OUTSTANDING OPTIONS,  FUTURE ISSUANCE UNDER EQUITY
             PLAN CATEGORY                 WARRANTS AND RIGHTS    WARRANTS AND RIGHTS        COMPENSATION PLANS
             -------------                 -------------------    -------------------        ------------------
Equity compensation plans approved by
security holders....................            5,457,652(1)              $21.02                 1,956,075(2)

Equity compensation plans not approved
by security holders(3)..............            5,279,831(4)              $27.73                       --
                                               ----------                                       ---------

         Total......................           10,737,483                                        1,956,075

----------------
(1) 97,209 of these securities may be issued as either Class A Common Stock or Class B Common Stock. The remainder may only be issued as Class A Common Stock.

(2) Includes shares that may be issued as restricted stock under the Company's 1999 Stock Incentive Plan.

(3) Consists of stock options which the Company granted prior to its initial public offering in November 1999. These options were not issued pursuant to a plan but rather as individual grants made on terms and conditions determined by the Board of Directors at the time of grant.

(4) 527,983 of these securities may be issued as either Class A Common Stock or Class B Common Stock. The remainder may only be issued as Class A Common Stock.

OPTION GRANTS IN FISCAL 2002

     During fiscal 2002, the Company did not make any option grants to the Named Executive Officers other than two grants made to Mr. Whittle. The following table shows the hypothetical value of the options granted to Mr. Whittle at the end of the option terms if the stock price were to appreciate annually by 5% and 10%, respectively. These assumed rates of growth are required by the SEC for illustration purposes only and are not intended to forecast possible future stock prices.

                                                                                    POTENTIAL REALIZABLE VALUE
                                        % OF TOTAL                                  AT ASSUMED ANNUAL RATES OF
                                         OPTIONS                                   STOCK PRICE APPRECIATION FOR
                                        GRANTED TO      EXERCISE                         OPTION TERM (1)
                          OPTIONS      EMPLOYEES IN    PRICE PER    EXPIRATION   --------------------------------
NAME                      GRANTED      FISCAL YEAR       SHARE         DATE          5%                   10%
----                     ---------     ------------    ---------    ----------   -----------         ------------
H. Christopher Whittle   1,000,000        43.01%          $25        12/18/11    $ 3,770,000         $ 20,810,000

                           800,000        34.41%          $25        01/08/12    $ 6,272,000         $ 21,832,000

---------------
(1) Represents the product of (i) the difference between (A) the product of the per-share fair market value at the time of the grant compounded annually at the assumed rate of appreciation over the term of the option, and (B) the per-share exercise price of the option, and (ii) the number of shares underlying the grant at the fiscal year end.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth information concerning options exercised by each of the Named Executive Officers during the fiscal year ended June 30, 2002 and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 2002.

                                                                       NUMBER OF
                                                                   SHARES UNDERLYING              VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                    SHARES                         AT FISCAL YEAR END              AT FISCAL YEAR END
                                   ACQUIRED        VALUE      ----------------------------    ----------------------------
        NAME                      ON EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------              -----------     --------    -----------    -------------    -----------    -------------
H. Christopher Whittle(1)....           --              --      5,465,274       1,260,079          0               0
Benno C. Schmidt, Jr.........       65,000       $ 897,180        805,156         164,900          0               0
Christopher D. Cerf..........           --              --        276,500         174,000          0               0
John E. Chubb................           --              --        166,410          84,000          0               0
Adam T. Feild................           --              --         71,216         135,950          0               0

----------
(1) Includes options held by WSI Inc., a corporation of which Mr. Whittle is the President and sole stockholder.

     As the last sales price per share of the Class A Common Stock on June 28, 2002, as reported on the Nasdaq National Market, was below the exercise price for all options, none of the Named Executive Officers had unexercised in-the-money options.

EMPLOYMENT AGREEMENTS

     The Company and H. Christopher Whittle entered into an agreement as of December 18, 2001 in which the Company agreed to employ Mr. Whittle through June 30, 2004 at an annual base salary of $1.00, retroactive to July 1, 2001. Mr. Whittle received base compensation of $1.00 during fiscal 2002. Under this agreement, Mr. Whittle was issued an option to acquire 1,000,000 shares of the Company's Class A Common Stock at a share price of $25.00, and the vesting of three outstanding options to acquire, respectively (1) 149,999 shares of Class A Common Stock and 16,667 shares of Class B Common stock at a share price of $22.00, (2) 1,125,000 shares of Class A Common Stock and 125,000 shares of Class B Common Stock at a share price of $32.00, and (3) 1,260,000 shares of Class A Common Stock and 140,000 shares of Class B Common Stock at a share price of $56.00, was accelerated so that each option was vested in full. The Company also agreed to reimburse Mr. Whittle for 75% of reasonable expenses incurred on the Company's behalf, commensurate with his position and continued its prior commitment to maintain long-term disability insurance and term life insurance in the amount of $800,000 for Mr. Whittle's benefit. If the Company terminates Mr. Whittle's employment without cause or if Mr. Whittle terminates his employment for "good reason," the unvested portion of any outstanding option will vest in full. Under this agreement, "good reason" is defined as Mr. Whittle's assignment to materially less significant duties, the Company's failure to reappoint Mr. Whittle to his then current position or the Company's failure to perform the Company's material obligations under this agreement. Mr. Whittle has agreed not to compete against the Company during the term of his employment and for one year thereafter and not to solicit the employment or other services of any of the Company's executive employees for one year after his termination. For more information on the Company's loans to Mr. Whittle in connection with his exercise of stock options, see "Certain Transactions -- Loans to Executives."

     The Company and Benno C. Schmidt, Jr. entered into an agreement in June 2000 in which the Company agreed to employ Mr. Schmidt until June 2003, with an annual base salary of $298,080, subject to annual increases or decreases at the same time and in the same percentage as the increase or decrease in the base salary of Company's Chief Executive Officer. Mr. Schmidt received base compensation of $298,080 during fiscal 2002. The agreement also provides that Mr. Schmidt may also receive incentive bonuses at the discretion of the Board of Directors. Under the agreement, the Company maintains term life insurance in the amount of $5.0 million for Mr. Schmidt, proceeds of which will first be used to offset loans the Company has made to Mr. Schmidt, with any excess amount for his benefit. If the Company terminates Mr. Schmidt's employment without cause or if Mr. Schmidt terminates his employment for "good reason," Mr. Schmidt will receive as severance pay his then current base salary and the bonus he earned from the prior fiscal year for one year following the effective date of termination. In March 2002 and again in June 2002, a provision of the agreement regarding additional benefits upon termination was amended to provide that an additional lump sum payment of $3.2 million be made only if the Company terminates Mr. Schmidt's employment without cause of if Mr. Schmidt terminates his employment for good reason. The lump sum payment may be used to offset any outstanding balance on the two loans the Company has made to Mr. Schmidt. The Company has also agreed to purchase from Mr. Schmidt the minimum amount of the Company's stock necessary to provide Mr. Schmidt with enough money to pay the taxes associated with the lump sum payment. The Company will be unable to claim a deduction for a portion of this lump sum if the Company pays the lump sum to Mr. Schmidt in connection with the termination of his employment due to a change of the control of the Company. For more information on the Company's loans to Mr. Schmidt, see "Certain Transactions -- Loans to Executives." The provisions in Mr. Schmidt's employment contract concerning termination of Mr. Schmidt's employment by the Company for cause are the same as Mr. Whittle's described above. Mr. Schmidt has agreed not to compete against the Company during the term of his employment and for one year thereafter.

     The Company and Christopher D. Cerf entered into an agreement in July 1999 in which the Company agreed to employ Mr. Cerf until June 2002 with an annual base salary of $240,000. The agreement is automatically renewed for successive one-year terms unless otherwise terminated as provided in the agreement, and was so renewed at the end of June 2002. Mr. Cerf received base compensation of $290,000 during fiscal 2002. Mr. Cerf is eligible for an annual bonus of up to 50% of his base salary based on the Company's achievement of specified academic and financial performance goals. Under this agreement, Mr. Cerf received a bonus of $50,000 in August 2000, as well as reimbursement of certain documented expenses, in connection with his relocation to New York City. The Company also agreed to maintain long-term disability insurance and term life insurance in the amount of $800,000 for Mr. Cerf's benefit. If Mr. Cerf is terminated without cause, he is entitled to receive his base salary for twelve months following the effective date of his termination less any amount he earns during the last six months of this period as a result of new employment. If Mr. Cerf is terminated for cause, he is entitled to receive his base salary only through the effective date of termination. Mr. Cerf has agreed not to compete against the Company during his term of employment and for one year thereafter.

     The Company and John E. Chubb entered into an agreement in March 1995 in which the Company agreed to employ Mr. Chubb with an annual base salary of $200,000. Mr. Chubb received base compensation of $280,000 during fiscal 2002. In June 2000, the Board of Directors provided that Mr. Chubb would be eligible to receive a bonus of up to $100,000 beginning with fiscal 2001. If Mr. Chubb is terminated without cause, he is entitled to receive as severance pay his base salary for six months following the effective date of his termination less any amount he earns as a result of new employment. If Mr. Chubb is terminated for cause, he is entitled to receive his base salary only through the effective date of termination. Mr. Chubb has agreed not to compete against the Company during his term of employment and for one year thereafter.

     The Company and Charles J. Delaney entered into an employment agreement in October 2002 in which the Company agreed to employ Mr. Delaney until June 2004 with an annual base salary of $295,000. The agreement included a signing bonus of $73,750. Under the agreement, Mr. Delaney is eligible for a bonus of up to $450,000 for fiscal 2003 based on the Company's achievement of specified financial goals, with such bonus to be paid quarterly upon approval by the Company's Board. Additionally, Mr. Delaney was awarded 1,000,000 shares of restricted stock for services to be rendered during fiscal 2003, with 800,000 of such shares to vest quarterly, 200,000 of which were vested upon issuance. The remaining 200,000 shares vest quarterly subject to the Board's determination that the Company has achieved specified financial goals. If Mr. Delaney's employment is terminated without cause or if he terminates his employment for good reason during fiscal 2003, the vesting of any unvested shares in his restricted stock grant will be accelerated and he shall receive any base compensation and bonus that would have otherwise been paid through June 30, 2003. In the event of a change in control prior to June 30, 2003, the Company shall accelerate the vesting of any unvested shares granted to Mr. Delaney and shall owe him any bonus that would otherwise have been paid through June 30, 2003. Mr. Delaney has agreed not to compete against the Company during his term of employment and for one year thereafter.

CERTAIN TRANSACTIONS

     LOANS TO EXECUTIVES

     Benno C. Schmidt, Jr. borrowed $1.6 million from the Company on June 5, 1992 and $200,000 from the Company on January 23, 1996, as evidenced by promissory notes. The loans were recourse and were collateralized by a life insurance policy on Mr. Schmidt. The amounts due from Mr. Schmidt under these loans could be offset by the Company against the amount owed by the Company to Mr. Schmidt under his severance agreement. In October 1999, the promissory notes were amended to change the interest rate to the prime rate in effect from time to time and to extend the date for payment of all principal and accrued interest until the earlier of February 15, 2002 or the termination of Mr. Schmidt's employment with the Company. Prior to this amendment, the notes bore interest at an annual compound rate of 5.83%, and all principal and accrued interest payable under the notes were due on the earlier of February 15, 2000 or the termination of Mr. Schmidt's employment with the Company. In February 2002, the term of the loans was extended to June 15, 2002. In June 2002, the term of the loans was extended to August 31, 2002. Mr. Schmidt made a payment of $1.1 million in October 2002, which was applied toward outstanding interest. The Company has given notice to Mr. Schmidt that the remainder of the loans is due, and with his cooperation is working to expedite collection of the outstanding balance of principal and interest under the loans, which totaled $1.8 million and $0.2 million, respectively, as of the date of this Proxy Statement. Mr. Schmidt is the Company's Chairman of the Board of Directors.

     H. Christopher Whittle borrowed $6.6 million from the Company on November 15, 1999 and $1.2 million from the Company on April 13, 2000. The loans represented the total amount required for Mr. Whittle to purchase the shares upon exercise of his March 1997 option to purchase 270,000 shares of Class A Common Stock and 30,000 shares of Class B Common Stock at $3.00 per share and his December 1997 option to purchase 382,500 shares of Class A Common Stock and 42,500 shares of Class B Common Stock at $3.00 per share and to pay related income tax obligations. The Company also agreed to loan Mr. Whittle any additional amount necessary to pay any additional taxes or tax penalties incurred by him in connection with his purchase of the shares. The loans are collateralized only by the shares and bear interest at the greater of the prime rate or the Company's actual borrowing rate, if any, from time to time, with payment of the principal amount and accrued interest on the November 1999 loan due in full in November 2004 and payment of the principal amount and accrued interest on the April 2000 loan due in full in April 2005. The balance of principal and interest outstanding under these loans was $7.9 million and $1.8 million, respectively, as of September 30, 2002. Mr. Whittle is the Company's Chief Executive Officer and one of the Company's directors.

     Tonya G. Hinch borrowed $100,000 from the Company on July 5, 2000 as evidenced by a letter agreement. The loan does not bear interest and is due on June 30, 2003. The loan is recourse only to the net proceeds to Ms. Hinch from the sale of shares of the Company's Class A Common Stock and Class B Common Stock acquired by Ms. Hinch through the exercise of employee stock options. Ms. Hinch served as Executive Vice President of the Company's School Support Division until June 10, 2002.

     Adam Feild borrowed $100,000 from the Company on December 6, 1999 as evidenced by a promissory note. The note is unsecured and bears interest at an annual rate of 8.5%. The note is due on December 31, 2005. The balance of principal and accrued interest under this loan was $100,000 and $25,925, respectively, as of September 30, 2002. The loan is recourse only to the net proceeds to Mr. Feild from the sale of shares of the Company's Class A Common Stock and Class B Common Stock acquired by Mr. Feild through the exercise of employee stock options. Mr. Feild served as the Company's Chief Financial Officer and Executive Vice President until July 30, 2002.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     This report addresses the compensation policies of the Company applicable to its officers during fiscal 2002. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of three non-employee directors. The Compensation Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer. Although the Compensation Committee functioned throughout fiscal 2002, given the current absence of a Compensation Committee, as described earlier, this report is made by the full Board of Directors.

OVERVIEW AND PHILOSOPHY

     The Company's executive compensation program is designed to promote the following objectives:

     - To recognize and reward exceptional performance by the Company's executives.

     - To provide incentives for high levels of current and future performance.

     - To align the objectives and rewards of the Company's executives with those of the stockholders of the Company.

     The Board of Directors believes an executive compensation program that achieves these objectives will properly motivate and compensate the Company's current officers as well as enable the Company to attract other officers who may be needed by the Company in the future.

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses, and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as life insurance benefits and the Company's 401(k) savings plan.

     BASE SALARY. At the beginning of each year, the Compensation Committee, or in the absence of such committee, the full Board of Directors, establishes an annual salary plan for the Company's senior executive officers based on recommendations made by the Company's Chief Executive Officer. Salary determinations depend both upon the Company's financial performance and upon the individual's performance as measured by specific objectives.

     ANNUAL INCENTIVE COMPENSATION. The Company's executive bonus program is designed to provide its senior executive officers with cash incentives to achieve the Company's financial and student achievement goals. At the beginning of each year, the Compensation Committee or, in the absence of such committee, the full Board establishes target annual bonuses for each executive officer, based on recommendations made by the Company's Chief Executive Officer, which the executive will receive if his or her targeted objectives for the year are achieved. Cash bonuses are paid annually. For fiscal 2002, estimated annual cash bonuses for the Named Executive Officers totaled $275,000.

     LONG-TERM EQUITY INCENTIVES. The Company's stock option program is intended to align the long-term interests of the Company's employees and its stockholders and to assist in the retention of employees. The size of an executive's option grant is generally intended to reflect the executive's position with the Company and his or her contributions to the Company. Executive stock options typically vest over a three- to five-year period, sometimes based partially on tenure and partially on specified measurements of the annual performance of the Company and/or the executive, to encourage continued employment by the Company. In fiscal 2002, all stock options were granted at an option exercise price at least equal to the fair market value of the Class A Common Stock on the date of the grant.

BENEFITS

     The Company's executive officers are entitled to receive medical and life insurance benefits and to participate in the Company's 401(k) retirement savings plan on the same basis as other full-time employees of the Company.

     SUMMARY OF COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In fiscal 2002, Mr. Whittle, the Company's Chief Executive Officer, received base compensation of $1.00.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee or, in the absence of such committee, the Board of Directors periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m). However, the Compensation Committee, or in the absence of such committee, the Board of Directors reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when a determination is made that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.

     By the Board of Directors.

         H. Christopher Whittle
         Benno C. Schmidt, Jr.
         Charles J. Delaney
         Christopher D. Cerf
         Joan Ganz Cooney
         Reverend Floyd H. Flake
         Timothy J. Shriver

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no current members of the Compensation Committee. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE BOARD OF DIRECTORS ON THE COMPANY'S FINANCIAL STATEMENTS

     The Board of Directors reviewed the Company's audited financial statements for the fiscal year ended June 30, 2002 and discussed these financial statements with the Company's management. The independent members of the Board of Directors also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors.

     The Company's independent auditors also provided the independent members of the Board of Directors with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The independent members of the Board of Directors discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The independent members of the Board of Directors also considered whether the independent auditors' provision of the other, non-audit related services to the Company, which are referred to herein under the heading "Independent Auditors Fees and Other Matters," is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Board of Directors determined that the audited financial statements should be included in the Company's Annual Report on Form 10-K/A for the year ended June 30, 2002.

     By the Board of Directors.

         H. Christopher Whittle
         Benno C. Schmidt, Jr.
         Charles J. Delaney
         Christopher D. Cerf
         Joan Ganz Cooney
         Reverend Floyd H. Flake
         Timothy J. Shriver

COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Class A Common Stock of the Company from November 19, 1999 (the first trading date following the Company's initial public offering) to June 30, 2002 with the cumulative total return of (i) U.S. companies listed in the Standard & Poor's 500 (the "S&P 500 Index") and (ii) a peer group, selected by the Company, consisting of companies that provide various educational services (the "Peer Group"). The Peer Group is composed of Apollo Group, Inc., Career Education Corporation, Corinthian Colleges, Inc., DeVry Inc., Education Management Corporation, ITT Educational Services, Inc., Nobel Learning Communities, Inc., and Sylvan Learning Systems, Inc. (the "Peer Index"). This graph assumes the investment of $100.00 on November 19, 1999 in the Company's Class A Common Stock and on October 31, 1999 in the S&P 500 Index and the Peer Index, and assumes any dividends are reinvested.

                COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG EDISON SCHOOLS INC., THE S & P 500 INDEX
                                AND A PEER GROUP


             [COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN GRAPH]


                               11/19/99     6/00       6/01       6/02
                               --------    ------     ------     ------
          EDISON SCHOOLS INC.   100.00     128.82     126.89       5.61
          S & P 500             100.00     107.58      91.63      75.15
          PEER GROUP            100.00     120.36     246.24     281.99

PROPOSAL 2 -- APPROVAL OF AN AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN

     On October 24, 2002, the Board of Directors adopted a resolution, subject to stockholder approval, to amend the 1999 Stock Incentive Plan (the "1999 Plan") to increase the total number of shares of Class A Common Stock authorized for issuance thereunder from 6,500,000 shares to 8,500,000 shares.

     The Board resolved to amend the 1999 Plan in order to provide sufficient shares to allow the Company to continue to attract and retain the best possible personnel. The Board of Directors believes that continued grants of stock options, as well as grants of restricted stock and other stock-based awards, will be an important element in attracting and retaining the employees who will be necessary for the Company's growth and success.

     As of June 30, 2002, approximately 1,956,075 shares of Class A Common Stock were available for issuance under the 1999 Plan. On October 1, 2002, a restricted stock grant of 1,000,000 shares was made to Charles J. Delaney, Vice Chairman of the Company.

SUMMARY OF THE 1999 PLAN

     The following is a summary of the material provisions of the 1999 Plan. A copy of the 1999 Plan is attached to this proxy statement as Appendix B.

DESCRIPTION OF AWARDS

     The 1999 Plan provides for the grant of incentive stock options ("incentive stock options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options not intended to qualify as incentive stock options ("non-statutory stock options"), restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Class A Common Stock and the grant of stock appreciation rights. Generally, awards under the 1999 Plan are not assignable or transferable except by will or the laws of descent and distribution.

     INCENTIVE STOCK OPTIONS AND NON-STATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of Class A Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to, or greater than the fair market value of the Class A Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Class A Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or subsidiary corporations). Incentive stock options may not be granted for a term in excess of ten years (or more than five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or subsidiary corporations). Payment for Class A Common Stock upon exercise of incentive stock options and non-statutory stock options may be made (i) in cash or by check, payable to the order of the Company; (ii) except as the Board of Directors may otherwise provide in a particular option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; (iii) by delivery of shares of Class A Common Stock valued at their fair market value as determined by the Board of Directors in good faith and owned by the participant for at least six months;
(iv) to the extent permitted by the Board of Directors, (a) by delivery of a promissory note of the participant to the Company on terms determined by the Board of Directors or (b) by payment of such other lawful consideration as the Board may determine; or (v) through any combination of the foregoing methods of payment.

     RESTRICTED STOCK AWARDS. Restricted stock awards entitle recipients to acquire shares of Class A Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable awards are not satisfied prior to the end of the applicable restriction period established for such award.

     OTHER STOCK-BASED AWARDS. Under the 1999 Plan, the Board of Directors has the right to grant other awards based upon the Class A Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Class A Common Stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

     Officers, employees, directors of, and consultants and advisors to the Company and its subsidiaries or any business venture in which the Company has a significant interest, as determined by the Board (and any individuals who have accepted an offer for employment) are eligible to be granted awards under the 1999 Plan. Under present law, however, incentive stock options may be granted only to employees of the Company or its subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 1999 Plan may not exceed 1,000,000 shares per calendar year.

     As of June 30, 2002, the Company had 389 full-time headquarters employees and six non-employee directors. In addition, 107 principals, approximately 4,900 teachers and approximately 2,200 members of administrative staff and management worked in the Company's schools for the 2001-2002 school year. All full-time headquarters employees and non-employee directors were eligible to participate in the 1999 Plan, and except in locations where governmental or other restrictions were applicable, most of those people working full time in the Company's schools were eligible to participate in the 1999 Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine future award recipients. From the initial adoption of the 1999 Plan through June 30, 2002, the Company granted the following options to the individuals and groups listed below:

                                                                                                               TOTAL SHARES
                                                                                             WEIGHTED AVERAGE   SUBJECT TO
     NAME OF INDIVIDUAL                                      TITLE/POSITION                   EXERCISE PRICE   OPTION GRANTS
-----------------------------                                --------------                  ----------------  -------------
H. Christopher Whittle......................  Chief Executive Officer, Director and             $  24.78          1,900,000
                                              Director Nominee

Benno C. Schmidt, Jr........................  Chairman of the Board of Directors and               20.75            291,500
                                              Director Nominee

Christopher D. Cerf.........................  President, Chief Operating Officer, Director,           --                 --
                                              and Director Nominee

John E. Chubb...............................  Chief Education Officer and Executive Vice           20.75            120,000
                                              President

Charles J. Delaney..........................  Vice Chairman, Director, and Director                24.13             15,000
                                              Nominee

Adam T. Feild...............................  Former Chief Financial Officer and                   25.88            162,000
                                              Executive Vice President

                                                                                                               TOTAL SHARES
                                                                                             WEIGHTED AVERAGE   SUBJECT TO
     NAME OF INDIVIDUAL                                      TITLE/POSITION                   EXERCISE PRICE   OPTION GRANTS
-----------------------------                                --------------                  ----------------  -------------
Joan Ganz Cooney............................  Director and Director Nominee                        24.13             15,000

Reverend Floyd H. Flake.....................  Director and Director Nominee                        21.31            150,000

Timothy P. Shriver..........................  Director and Director Nominee                        18.56             15,000

All current directors who are not executive
officers, as group..........................  NA                                                   21.32            180,000

All current executive officers, as a
group.......................................  NA                                                   24.05          2,341,500

All employees who are not executive
officers, as a group (1)....................  NA                                                   21.95          2,540,239

---------------
(1) Includes option grants for a total of 20,000 shares of Class A Common Stock to four members of the Company's external advisory board and 60,000 shares of Class A Common Stock to four former members of the Company's Board of Directors.

     On October 16, 2002, the last reported sale price of the Company's Class A Common Stock on the Nasdaq National Market was $0.31 per share.

ADMINISTRATION

     The 1999 Plan is administered by the Compensation Committee, or in the absence of such committee, the Board of Directors as a whole. Subject to the provisions of the 1999 Plan, the Compensation Committee has the authority to select the persons to whom awards are granted and determine the terms of each award, including (i) the number of shares of Class A Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of Class A Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price. The Board of Directors may delegate to one or more executive officers of the Company the power to make awards and exercise such other powers as the Board may determine, subject to certain limitations.

     The Compensation Committee may amend, modify or terminate any outstanding award, including without limitation, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option into a non-statutory stock option, subject to the participant's consent if such amendment, modification or termination would materially or adversely affect the participant. The Compensation Committee may also accelerate the date on which an option, restricted stock award or a stock-based award becomes exercisable, becomes free of its restrictions or conditions or becomes realizable, as the case may be.

     Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Class A Common Stock other than a normal cash dividend, the Board of Directors will make adjustments to the number and class of securities available under the 1999 Plan, the maximum number of shares with respect to which awards may be granted to any participant under the 1999 Plan, the number and class of security and exercise price subject to each outstanding option, the repurchase price subject to each outstanding restricted stock award, and the terms of each other outstanding stock-based award to the extent that the Board of Directors determines in good faith that such adjustments are necessary and appropriate.

     In the event of a proposed liquidation or dissolution of the Company, the Board of Directors shall upon written notice to the participants provide that all then unexercised options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board of Directors may specify the effect of a liquidation or dissolution on any restricted stock award or other award granted under the 1999 Plan at the time of the grant of such award.

     In the event of an Acquisition Event (as defined in the 1999 Plan) or a written commitment by the Company with respect to an Acquisition Event, the Board of Directors is required to provide for outstanding options to be assumed or substituted for by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board will provide that all options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the participants before the consummation of such Acquisition Event. In addition, upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding restricted stock award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Class A Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Class A Common Stock subject to such restricted stock award. The Board will specify the effect of an Acquisition Event on any other stock-based award granted under the 1999 Plan at the time of the grant of such award.

     If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Class A Common Stock covered by such award will again be available for grant under the 1999 Plan, subject, however, in the case of incentive stock options to any limitations under the Code.

     The 1999 Plan will remain in effect until October 2009 (except that it will continue in effect as to equity-related securities outstanding on that date), unless earlier terminated by the Board of Directors. The Board of Directors may amend, suspend or terminate the 1999 Plan or any portion thereof at any time.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 1999 Plan and with respect to the sale of Class A Common Stock acquired under the 1999 Plan. This summary is based upon the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

INCENTIVE STOCK OPTIONS

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and more than one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

NON-STATUTORY STOCK OPTIONS

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Class A Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale and will be short-term capital gain or loss if the participant has held the NSO Stock for a shorter period.

RESTRICTED STOCK

     A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a valid
Section 83(b) Election within 30 days of the Grant Date, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the Class A Common Stock at the time the award is granted over the purchase price paid for the Class A Common Stock. If a valid Section 83(b) Election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) Election. If a valid Section 83(b) Election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the Class A Common Stock at the time of such lapse over the original purchase price paid for the Class A Common Stock. The participant will have a tax basis in the Class A Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized either at the time of the valid Section 83(b) Election is made or at the time the forfeiture provisions or transfer restrictions lapse, as applicable.

     Upon the disposition of the Class A Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Class A Common Stock and the participant's tax basis in the Class A Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin on the day after the date on which the forfeiture provisions or restrictions lapse if a
Section 83(b) Election is not made, or on the day after the award is granted if a Section 83(b) Election is made.

OTHER STOCK-BASED AWARDS

     The tax consequences associated with any other stock-based award granted under the 1999 Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying Class A Common Stock.

TAX CONSEQUENCES TO THE COMPANY

     The grant of an award under the 1999 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1999 Plan nor the sale of any Class A Common Stock acquired under the 1999 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Plan, including in connection with a restricted stock award or as the result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
                "FOR" APPROVAL OF THE AMENDMENT TO THE 1999 PLAN.

         PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent auditors for the current fiscal year. PricewaterhouseCoopers (or its predecessor, Coopers & Lybrand L.L.P.) has served as the Company's independent auditors since the Company's formation in 1992. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers.

     Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
    RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT
                                    AUDITORS.

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

     AUDIT FEES

     PricewaterhouseCoopers billed the Company an aggregate of $250,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended June 30, 2002.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended June 30, 2002 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

     ALL OTHER FEES

     PricewaterhouseCoopers billed the Company an aggregate of $818,763 in fees for other services rendered to the Company and its affiliates for the fiscal year ended June 30, 2002.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Christopher J. Scarlata was late in filing his initial Form 3 reporting his beneficial ownership of equity securities of the Company. H. Christopher Whittle was late in filing his Form 5 reporting the award of two options to acquire an aggregate of 1,800,000 shares of Class A Common Stock. Timothy P. Shriver was late in filing his Form 5 reporting the award of an option to acquire 15,000 shares of Class A Common Stock.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     To be considered for inclusion in the proxy statement for the 2003 Annual Meeting, stockholder proposals must be submitted to the Secretary of the Company at its principal executive offices at 521 Fifth Avenue, 11th Floor, New York, New York 10175, no later than the close of business on June 25, 2003.

     If a stockholder of the Company wishes to present a proposal directly at the 2003 Annual Meeting, but does not wish to have the proposal considered for inclusion in the proxy statement, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2003 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2003 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2003 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                          By Order of the Board of Directors,

                                          Laura K. Eshbaugh
                                          Executive Vice President and Secretary

October 28, 2002

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A AS FILED WITH THE SEC FOR THE FISCAL YEAR ENDED JUNE 30, 2002, INCLUDING ANY FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, HAS BEEN MAILED WITH THIS PROXY STATEMENT TO STOCKHOLDERS OF THE COMPANY. THE COMPANY WILL FURNISH ANY EXHIBITS TO THE FORM 10-K/A TO EACH STOCKHOLDER REQUESTING THEM UPON WRITTEN REQUEST TO LAURA K. ESHBAUGH, EXECUTIVE VICE PRESIDENT AND SECRETARY, EDISON SCHOOLS INC., FIRST TENNESSEE PLAZA, 800 SOUTH GAY STREET, SUITE 1230, KNOXVILLE, TENNESSEE 37929, AND PAYMENT OF A FEE OF $.10 PER PAGE TO COVER COSTS.

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                               EDISON SCHOOLS INC.

                      FINANCE AND AUDIT COMMITTEE CHARTER

1. Members. The Board of Directors (the "Board") shall appoint a Finance and Audit Committee ("Audit Committee") of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson. For purposes hereof, the term "independent" shall mean a director who meets the National Association of Securities Dealers' definition of "independent," as determined by the Board. Each member of the Company's Audit Committee must be financially literate, as determined in the Board's judgment, and one member of the Audit Committee shall be a "financial expert", as defined in rules promulgated by the Securities and Exchange Commission ("SEC").

2.   Purposes, Duties, and Responsibilities.

     The purpose of the Audit Committee shall be to:

     - assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company's financial statements; (ii) the surveillance of administration and financial controls and the Company's compliance with legal and regulatory requirements; (iii) the outside auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and the Company's outside auditor; and

     - prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.


     Among its specific duties and responsibilities, the Audit Committee shall:

          (i) Retain and terminate, when appropriate, the outside auditor, which firm shall report directly to the Audit Committee. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the appointment, compensation and oversight of the outside auditor.

          (ii) At least annually, obtain and review a report by the outside auditor describing: the outside auditor's internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

          (iii) Approve in advance all audit engagement fees and terms and all audit services to be provided by the outside auditor. (By approving the audit engagement, the audit service shall be deemed to have been pre-approved.)

          (iv) Establish policies and procedures for the engagement of the outside auditor to provide non-audit services, which shall include pre-approval of all non-audit services to be provided by the outside auditor.

          (v) At least annually, consider the independence of the outside auditor, including whether the outside auditor's performance of permissible non-audit services is compatible with the auditor's independence, and obtain and review a report by the outside auditor describing any relationships between the outside auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

          (vi) Review and discuss with the outside auditor: (i) the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditor's activities or on access to requested information, and any significant disagreements with management; and (ii) any reports of the outside auditor with respect to interim periods.

          (vii) Review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company, including: (A) an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (B) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," including accounting policies that may be regarded as critical; and (C) major issues regarding the Company's accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and financial statement presentations.

          (viii) Recommend to the Board based on the review and discussion described in paragraphs (vi) - (vii) above, whether the financial statements should be included in the Annual Report on Form 10-K.

          (ix) Review and discuss the adequacy of the Company's internal controls (with particular emphasis on the scope and performance of the internal audit function), and review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

          (x) Review and discuss generally the types of information to be disclosed and the type of presentation to be made in the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

          (xi) Review and discuss the Company's policies with respect to risk assessment and risk management.

          (xii) Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of legitimate concerns by employees regarding accounting and auditing matters.

          (xiii) Establish policies for the hiring of employees and former employees of the outside auditor.

          (xiv) Annually evaluate the performance of the Audit Committee and the adequacy of the Audit Committee charter.

3. Outside advisors. The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its functions.

4. Meetings. The Audit Committee will meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management, the principal internal auditor of the Company and the outside auditor. The Audit Committee shall report regularly to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

                                                                      APPENDIX B

                               EDISON SCHOOLS INC.

                            1999 STOCK INCENTIVE PLAN

1.   PURPOSE

     The purpose of this 1999 Stock Incentive Plan (the "Plan") of Edison Schools Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.   ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.   ADMINISTRATION, DELEGATION

     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the Class A Common Stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code ("Section 162(m)") and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   STOCK AVAILABLE FOR AWARDS

     (a) Subject to adjustment under Section 8, Awards may be made under the Plan for up to 4,500,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m).

5.   STOCK OPTIONS

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

               (1) in cash or by check, payable to the order of the Company;

               (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

               (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

               (4) to the extent permitted by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) payment of such other lawful consideration as the Board may determine; or

               (5) by any combination of the above permitted forms of payment.

6.   RESTRICTED STOCK

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c) Acquisition Events

               (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

               (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

               Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (B) the aggregate exercise price of such Options.

               (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

               (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9.   GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  MISCELLANEOUS

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.


                                        Adopted by the Board of Directors on
                                        October 4, 1999.

                                        Approved by the stockholders on October
                                        26, 1999.

                                        On October 20, 2000, the Board of
                                        Directors amended the Plan to increase
                                        the number of shares of Common Stock
                                        available for issuance under the Plan
                                        from 2,500,000 shares to 4,500,000
                                        shares. This amendment was approved by
                                        the stockholders on November 30, 2000.

                                        On August 21, 2001, the Board of
                                        Directors amended the Plan to increase
                                        the number of shares of Common Stock
                                        available for issuance under the Plan
                                        from 4,500,000 shares to 6,500,000
                                        shares. This amendment was approved by
                                        the stockholders on December 6, 2001.

                                 AMENDMENT NO. 3
                                     TO THE
                            1999 STOCK INCENTIVE PLAN
                                       OF
                               EDISON SCHOOLS INC.

     The 1999 Stock Incentive Plan (the "Plan") of Edison Schools Inc. is hereby amended as follows (all capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Plan):

     1. The first sentence of Section 4(a) of the Plan shall be deleted in its entirety and replaced with the following:

          "(a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 8,500,000 shares of Common Stock."

     2.   Except as aforesaid, the Plan shall remain in full force and effect.

                                       Adopted by the Board of Directors
                                       on October 24, 2002.

PROXY
CLASS A COMMON STOCK



                               EDISON SCHOOLS INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 5, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Laura K. Eshbaugh, Christopher J. Scarlata and David
A. Graff, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of EDISON SCHOOLS INC. (the "Company") to be held on Thursday, December 5, 2002 at 10:00 a.m. at The Harvard Club, 27 West 44th Street, New York, New York, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of Class A Common Stock of the Company which the undersigned may be entitled to vote or act upon with all the powers the undersigned would possess if personally present.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. Unless otherwise indicated below, the proxy holders are authorized to cumulate and distribute votes among the nominees for election as directors with respect to which authority is not withheld or, if the proxy is either not marked or is marked for all nominees, among all nominees. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

1. To elect the following seven Directors for the ensuing year (except as marked below): John B. Balousek, Christopher D. Cerf, Joan Ganz Cooney, Reverend Floyd
H. Flake, Ronald F. Fortune, Paul A. Lincoln, Benno C. Schmidt, Jr.

[ ] FOR ALL NOMINEES   [ ] WITHHOLD AUTHORITY (except as marked to the right)

INSTRUCTIONS:

To withhold a vote for an individual nominee(s), write the name of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).

If you desire to allocate votes among the nominees, write the name(s) of the nominee(s) and the number of votes allocated to such nominee(s) in the space provided below. The total number of votes cast must not exceed SEVEN times the total number of shares of Class A Common Stock you hold.

2. To approve an amendment to the Company's 1999 Stock Incentive Plan described in the Proxy Statement to which this proxy relates.

     [ ] FOR                     [ ] AGAINST                 [ ] ABSTAIN

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.

     [ ] FOR                     [ ] AGAINST                 [ ] ABSTAIN

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSALS 2 AND 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

                           Dated: __________________________________, 2002

                           _______________________________________________
                                              Signature

                           _______________________________________________
                                      Signature if held jointly

                           Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

PROXY
CLASS B COMMON STOCK

                               EDISON SCHOOLS INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 5, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE

    The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Laura K. Eshbaugh, Christopher J. Scarlata and David A. Graff, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of EDISON SCHOOLS INC. (the "Company") to be held on Thursday, December 5, 2002 at 10:00 a.m. at The Harvard Club, 27 West 44th Street, New York, New York, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of Class B Common Stock of the Company which the undersigned may be entitled to vote or act upon with all the powers the undersigned would possess if personally present.

    In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. Unless otherwise indicated below, the proxy holders are authorized to cumulate and distribute votes among the nominees for election as directors with respect to which authority is not withheld or, if the proxy is either not marked or is marked for all nominees, among all nominees. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

1. To elect the following four Directors for the ensuing year (except as marked below): Charles J. Delaney, Lowell R. Robinson, Timothy P. Shriver, H. Christopher Whittle

[ ] FOR ALL NOMINEES        [ ] WITHHOLD (except as marked to the right)

INSTRUCTIONS:

To withhold a vote for an individual nominee(s), write the name of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).

If you desire to allocate votes among the nominees, write the name(s) of the nominee(s) and the number of votes allocated to such nominee(s) in the space provided below. The total number of votes cast must not exceed FOUR times the total number of shares of Class B Common Stock you hold.

2. To approve an amendment to the Company's 1999 Stock Incentive Plan described in the Proxy Statement to which this proxy relates.

          [ ] FOR                     [ ] AGAINST                  [ ] ABSTAIN

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.

          [ ] FOR                     [ ] AGAINST                  [ ] ABSTAIN

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSALS 2 AND 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

                           Dated: ____________________________________, 2002

                           _________________________________________________
                                               Signature

                           _________________________________________________
                                       Signature if held jointly

                           Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.